Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Axonics Modulation Technologies, Inc.

Irvine, California

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated October 5, 2018, except for Note 12, as to which the date is October 22, 2018, relating to the consolidated financial statements of Axonics Modulation Technologies, Inc., which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

October 22, 2018